Exhibit 99.1

M.D.C. HOLDINGS, INC.

News Release

M.D.C. HOLDINGS ANNOUNCES 2015 FIRST QUARTER RESULTS

DENVER, COLORADO, Tuesday, May 5, 2015. M.D.C. Holdings, Inc. (NYSE: MDC) announced results for the quarter ended March 31, 2015.

2015 First Quarter Highlights and Comparisons to 2014 First Quarter

●	Net income of $8.4 million, or $0.17 per share, vs. $11.5 million, or $0.23 per share
●	Home sale revenues of $377.0 million, up 18% from $318.5 million
o	Average sales price up $49,900 per home, or 14%, to $414,800
o	Homes delivered of 909 up from 873
●	Gross margin from home sales of 15.4% down from 18.5%
o	Decrease partly due to higher incentives utilized to reduce speculative inventory
●	Homebuilding SG&A rate improved by 180 basis points to 13.4% vs. 15.2%
●	Homebuilding interest and other income decreased to $1.9 million vs. $13.5 million
●	No debt extinguishment charge vs. $9.4 million
●	Dollar value of net new orders of $666.5 million, up 43%
o	Unit net new orders of 1,593, up 29%
o	Average monthly absorption rate increased 18%
●	Ending active community count of 166, up 6%
●	Ending backlog dollar value of $952.9 million, up 46%
o	Ending backlog units of 2,203, up 36%

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “During the first quarter, to start the spring selling season, we were pleased to see an overall improvement in homebuilding industry conditions across most of our markets. Our net new orders increased 29% year-over-year, driven by increases in both our absorption rate and active community count. Furthermore, we were able to increase prices in many of our active communities across the country, helping to offset cost increases experienced over the past few quarters.”

Mizel continued, “We succeeded in reducing our supply of spec inventory during the quarter, consistent with the objective we outlined in prior periods. By offering increased incentives on aged spec homes, we decreased our spec homes per active community by more than 40% year-over-year. The additional incentives adversely impacted our gross margin for the first quarter, but the reduction in aged spec inventory was an important step toward improving our gross margin in the future.”

Mr. Mizel concluded, “The dollar value of our quarter-end backlog increased by 46% year-over-year, giving us a foundation for solid performance in the coming quarters. Looking forward to our prospects further out, we believe we are well prepared for growth, with a strong balance sheet, overall liquidity of $825 million and no senior note maturities until 2020. Although our land acquisition activity has been relatively light over the past couple quarters, we have recently seen an uptick in our pipeline of new proposed land acquisitions, which provides the potential for additional home closings in 2016 and beyond.”

M.D.C. HOLDINGS, INC.

Homebuilding

Home sale revenues for the 2015 first quarter increased 18% to $377.0 million, compared to $318.5 million for the prior year period. The increase in revenue was driven by a 14% increase in average selling price, mostly due to a mix shift to higher-priced submarkets, and a 4% increase in the number of homes closed.

Gross margin from home sales for the 2015 first quarter was 15.4%, compared with 18.5% for the year earlier period and 16.3% for the 2014 fourth quarter. The 310 basis point year-over-year decline was driven by higher incentives utilized to reduce aged spec inventory and by higher land and construction costs. Sequentially, gross margin from home sales was down 90 basis points primarily due to an increased use of incentives to reduce aged spec inventory. Gross margin from home sales excluding inventory impairments and interest in cost of sales was 18.8%* for the 2015 first quarter versus 22.2%* for the year earlier period and 20.0%* for the 2014 fourth quarter.

SG&A expenses were $50.5 million for the 2015 first quarter, up $2.2 million from the 2014 first quarter of $48.3 million. The increase in SG&A expenses was largely attributable to a $1.7 million increase in commission expenses, due to an increase in home sale revenues, and a $2.6 million increase in marketing expenses, due to the increase in our active communities. These increases were partially offset by a $2.1 million decrease in our general and administrative expenses, mostly due to lower compensation-related and legal expenses. Despite the slight increase in SG&A expenses, our SG&A expense as a percentage of home sale revenues decreased by 180 basis points to 13.4% for the 2015 first quarter versus 15.2% for the same period in 2014.

Interest and other income of $1.9 million for the 2015 first quarter decreased by $11.7 million from $13.5 million in the first quarter 2014. The decrease was primarily driven by a decrease in the gain on sales of marketable securities in the 2015 first quarter, as the overall volume of marketable securities sold decreased year-over-year. In addition, interest income declined due to a year-over-year reduction in our overall marketable securities held. We sold the marketable securities in the 2014 first quarter in part to fund our extinguishment of $250 million in Senior Notes due December 2014, which also resulted in a $9.4 million early extinguishment of debt charge during the 2014 first quarter.

The dollar value of net new orders for the 2015 first quarter increased 43% to $666.5 million from $466.0 million for the same period in 2014. The improvement was driven by a 29% increase in unit volume, resulting primarily from an 18% growth in our absorption rate and an 11% improvement in the average selling price of net new home orders to $418,400, compared to $377,000 for the same period in 2014, due mostly to a change in mix of new orders. Our cancellation rate for the 2015 first quarter was 17%, down from 19% in the same period in the prior year.

M.D.C. HOLDINGS, INC.

Our backlog value at the end of the 2015 first quarter was up 46% year-over-year to $952.9 million. The increase was driven primarily by a 36% increase in units in backlog to 2,203 units, due mostly to the net new order activity discussed above, coupled with an 8% increase in the average selling price of homes in backlog which was driven by a shift in mix.

Financial Services

Income before taxes from our financial services operations for the 2015 first quarter was $5.3 million, up $0.2 million compared to $5.1 million for the 2014 first quarter. The improvement, mostly from our mortgage operations, was due to slight increases in the volume of and gains on loans locked and sold.

About MDC

Since 1972, MDC's subsidiary companies have built and financed the American dream for more than 180,000 homebuyers. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, South Florida and Seattle. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

M.D.C. HOLDINGS, INC.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-Q for the quarter ended March 31, 2015, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:	Robert N. Martin Vice President of Finance and Corporate Controller 1-866-424-3395 / (720) 977-3395 IR@mdch.com

*Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended
	March 31,
	2015	2014
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$377,009	$318,534
Land sale revenues	910	-
Total home and land sale revenues	377,919	318,534
Home cost of sales	(318,642)	(259,478)
Land cost of sales	(1,125)	-
Inventory impairments	(350)	-
Total cost of sales	(320,117)	(259,478)
Gross margin	57,802	59,056
Selling, general and administrative expenses	(50,532)	(48,341)
Interest and other income	1,854	13,549
Interest expense	-	(685)
Other expense	(1,134)	(614)
Loss on early extinguishment of debt	-	(9,412)
Homebuilding pretax income	7,990	13,553

Financial Services:
Revenues	10,591	9,223
Expenses	(6,159)	(4,924)
Interest and other income	904	788
Financial services pretax income	5,336	5,087

Income before income taxes	13,326	18,640
Provision for income taxes	(4,906)	(7,136)
Net income	$8,420	$11,504

Other comprehensive income (loss) related to available for sale securities, net of tax	1,308	(4,046)
Comprehensive income	$9,728	$7,458

Earnings per share:
Basic	$0.17	$0.24
Diluted	$0.17	$0.23

Weighted average common shares outstanding
Basic	48,714,637	48,585,757
Diluted	48,891,514	48,854,675

Dividends declared per share	$0.25	$0.25

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

	March 31,	December 31,
	2015	2014
	(Dollars in thousands, except
ASSETS	per share amounts)
	(Unaudited)
Homebuilding:
Cash and cash equivalents	$101,326	$122,642
Marketable securities	144,098	140,878
Restricted cash	4,260	2,816
Trade and other receivables	34,397	28,555
Inventories:
Housing completed or under construction	728,240	732,692
Land and land under development	936,512	935,268
Total inventories	1,664,752	1,667,960
Property and equipment, net	29,783	30,491
Deferred tax asset, net	134,845	140,486
Metropolitan district bond securities (related party)	19,978	18,203
Prepaid and other assets	65,940	67,996
Total homebuilding assets	2,199,379	2,220,027
Financial Services:
Cash and cash equivalents	28,589	31,183
Marketable securities	18,525	15,262
Mortgage loans held-for-sale, net	64,708	88,392
Other assets	5,234	3,574
Total financial services assets	117,056	138,411
Total Assets	$2,316,435	$2,358,438

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$38,720	$35,445
Accrued liabilities	92,605	115,117
Revolving credit facility	15,000	15,000
Senior notes, net	846,600	846,450
Total homebuilding liabilities	992,925	1,012,012
Financial Services:
Accounts payable and accrued liabilities	57,010	57,268
Mortgage repurchase facility	40,037	60,822
Total financial services liabilities	97,047	118,090
Total Liabilities	1,089,972	1,130,102
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.01 par value; 250,000,000 shares authorized; 48,850,110 and 48,831,639 issued and outstanding at March 31, 2015 and December 31, 2014, respectively	488	488
Additional paid-in-capital	910,585	909,974
Retained earnings	303,627	307,419
Accumulated other comprehensive income	11,763	10,455
Total Stockholders' Equity	1,226,463	1,228,336
Total Liabilities and Stockholders' Equity	$2,316,435	$2,358,438

M.D.C. HOLDINGS, INC.

Consolidated Statement of Cash Flows

	Three Months Ended
	March 31,
	2015	2014
	(Dollars in thousands)
	(Unaudited)
Operating Activities:
Net income	$8,420	$11,504
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Loss on early extinguishment of debt	-	9,412
Stock-based compensation expense	875	1,292
Depreciation and amortization	1,083	934
Inventory impairments	350	-
Loss (gain) on sale of marketable securities	11	-
Amortization of discount / premiums on marketable debt securities, net	59	(90)
Deferred income tax expense (benefit)	4,713	7,103
Net changes in assets and liabilities:
Restricted cash	(1,444)	690
Trade and other receivables	(6,141)	(8,711)
Mortgage loans held-for-sale	23,684	27,778
Housing completed or under construction	4,282	(75,190)
Land and land under development	(1,274)	(63,718)
Prepaid expenses and other assets	489	(6,881)
Accounts payable and accrued liabilities	(19,681)	(18,371)
Net cash provided by (used in) operating activities	15,426	(114,248)

Investing Activities:
Purchases of marketable securities	(20,484)	(356,287)
Maturities of marketable securities	1,510	133,724
Sales of marketable securities	12,976	279,450
Purchases of property and equipment	(340)	(545)
Net cash provided by (used in) investing activities	(6,338)	56,342

Financing Activities:
Advances (payments) on mortgage repurchase facility, net	(20,785)	(23,734)
Proceeds from issuance of senior notes	-	248,375
Repayment of senior notes	-	(259,118)
Dividend payments	(12,213)	(12,207)
Proceeds from exercise of stock options	-	71
Net cash used in financing activities	(32,998)	(46,613)

Net decrease in cash and cash equivalents	(23,910)	(104,519)
Cash and cash equivalents:
Beginning of period	153,825	199,338
End of period	$129,915	$94,819

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

New Home Deliveries

	Three Months Ended March 31,
	2015			2014			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	150	$46,886	$312.6	125	$32,672	$261.4	20%	44%	20%
California	140	68,986	492.8	92	41,100	446.7	52%	68%	10%
Nevada	111	40,914	368.6	120	39,937	332.8	(8)%	2%	11%
Washington	56	20,031	357.7	64	22,713	354.9	(13)%	(12)%	1%
West	457	176,817	386.9	401	136,422	340.2	14%	30%	14%
Colorado	245	111,938	456.9	248	93,383	376.5	(1)%	20%	21%
Utah	31	11,172	360.4	24	7,562	315.1	29%	48%	14%
Mountain	276	123,110	446.1	272	100,945	371.1	1%	22%	20%
Maryland	56	27,156	484.9	77	36,905	479.3	(27)%	(26)%	1%
Virginia	59	29,120	493.6	57	27,267	478.4	4%	7%	3%
Florida	61	20,806	341.1	66	16,995	257.5	(8)%	22%	32%
East	176	77,082	438.0	200	81,167	405.8	(12)%	(5)%	8%
Total	909	$377,009	$414.8	873	$318,534	$364.9	4%	18%	14%

Net New Orders

	Three Months Ended March 31,
	2015				2014				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *
	(Dollars in thousands)
Arizona	225	$59,721	$265.4	2.08	191	$52,392	$274.3	2.32	18%	14%	(3)%	(10)%
California	229	120,963	528.2	3.76	153	75,421	492.9	4.08	50%	60%	7%	(8)%
Nevada	227	86,186	379.7	5.29	150	44,861	299.1	3.16	51%	92%	27%	67%
Washington	112	45,109	402.8	2.99	92	34,017	369.8	2.67	22%	33%	9%	12%
West	793	311,979	393.4	3.18	586	206,691	352.7	2.90	35%	51%	12%	10%
Colorado	490	223,955	457.1	3.82	396	157,613	398.0	3.52	24%	42%	15%	9%
Utah	66	23,531	356.5	3.49	43	14,481	336.8	2.61	53%	62%	6%	34%
Mountain	556	247,486	445.1	3.78	439	172,094	392.0	3.40	27%	44%	14%	11%
Maryland	67	33,370	498.1	2.54	68	31,347	461.0	1.35	(1%)	6%	8%	88%
Virginia	72	34,818	483.6	2.33	59	29,893	506.7	1.87	22%	16%	(5)%	25%
Florida	105	38,838	369.9	2.54	84	25,930	308.7	2.19	25%	50%	20%	16%
East	244	107,026	438.6	2.48	211	87,170	413.1	1.76	16%	23%	6%	41%
Total	1,593	$666,491	$418.4	3.22	1,236	$465,955	$377.0	2.74	29%	43%	11%	18%

* Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Active Subdivisions

	March 31,		%
	2015	2014	Change
Arizona	36	31	16%
California	22	15	47%
Nevada	10	17	(41)%
Washington	13	11	18%
West	81	74	9%
Colorado	45	38	18%
Utah	6	6	0%
Mountain	51	44	16%
Maryland	9	15	(40)%
Virginia	10	10	0%
Florida	15	14	7%
East	34	39	(13)%
Total	166	157	6%
Average for quarter ended	165	150	10%

Backlog

	March 31,
	2015			2014			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	306	$88,599	$289.5	226	$63,587	$281.4	35%	39%	3%
California	281	149,351	531.5	208	106,121	510.2	35%	41%	4%
Nevada	271	104,686	386.3	170	53,490	314.6	59%	96%	23%
Washington	111	45,216	407.4	74	27,427	370.6	50%	65%	10%
West	969	387,852	400.3	678	250,625	369.7	43%	55%	8%
Colorado	824	382,025	463.6	565	237,413	420.2	46%	61%	10%
Utah	75	25,783	343.8	45	15,232	338.5	67%	69%	2%
Mountain	899	407,808	453.6	610	252,645	414.2	47%	61%	10%
Maryland	79	39,856	504.5	120	57,871	482.3	(34)%	(31)%	5%
Virginia	103	50,864	493.8	105	53,278	507.4	(2)%	(5)%	(3)%
Florida	153	66,569	435.1	112	36,852	329.0	37%	81%	32%
East	335	157,289	469.5	337	148,001	439.2	(1)%	6%	7%
Total	2,203	$952,949	$432.6	1,625	$651,271	$400.8	36%	46%	8%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Homes Completed or Under Construction (WIP lots)

	March 31,		%
	2015	2014	Change
Unsold:
Completed	326	484	(33)%
Under construction	419	740	(43)%
Total unsold started homes (spec homes)	745	1,224	(39)%
Sold homes under construction or completed	1,519	1,245	22%
Model homes	279	258	8%
Total homes completed or under construction	2,543	2,727	(7)%

Lots Owned and Options (including homes completed or under construction)

	March 31, 2015			March 31, 2014
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
Arizona	2,138	40	2,178	2,861	40	2,901	(25)%
California	1,468	150	1,618	1,779	23	1,802	(10)%
Nevada	1,765	52	1,817	1,591	290	1,881	(3)%
Washington	830	-	830	687	140	827	0%
West	6,201	242	6,443	6,918	493	7,411	(13)%
Colorado	4,089	699	4,788	4,220	1,239	5,459	(12)%
Utah	561	-	561	533	20	553	1%
Mountain	4,650	699	5,349	4,753	1,259	6,012	(11)%
Maryland	399	376	775	427	311	738	5%
Virginia	613	322	935	466	421	887	5%
Florida	936	121	1,057	844	151	995	6%
East	1,948	819	2,767	1,737	883	2,620	6%
Total	12,799	1,760	14,559	13,408	2,635	16,043	(9)%

M.D.C. HOLDINGS, INC.

Reconciliations of Non-GAAP Financial Measures

Gross Margin from Home Sales Excluding Interest and Impairments (Unaudited)

Gross Margin from Home Sales Excluding Impairments and Gross Margin from Home Sales Excluding Interest and Impairments are non-GAAP financial measures. We believe this information is meaningful as it isolates the impact that interest and impairments have on our Gross Margin from Home Sales and permits investors to make better comparisons with our competitors, who also break out and adjust gross margins in a similar fashion.

	Three Months Ended March 31, 2015	Gross Margin %	Three Months Ended December 31, 2014	Gross Margin %	Three Months Ended March 31, 2014	Gross Margin %
	(Dollars in thousands)
Gross Margin	$57,802	15.3%	$80,239	16.3%	$59,056	18.5%
Less: Land Sale Revenues	(910)		(62)		-
Add: Land Cost of Sales	1,125		52		-
Gross Margin from Home Sales	58,017	15.4%	80,229	16.3%	59,056	18.5%
Add: Inventory Impairments	350		910		-
Gross Marin from Home Sales Excluding Impairments	58,367	15.5%	81,139	16.5%	59,056	18.5%
Add: Interest in Cost of Sales	12,491		17,296		11,724
Gross Margin from Home Sales Excluding Impairments and Interest in Cost of Sales	$70,858	18.8%	$98,435	20.0%	$70,780	22.2%